Exhibit 10.42
SECOND AMENDMENT TO LEASE
(5251 California Premises)
I. PARTIES AND DATE.
     This Second Amendment to Lease (the “Amendment”) dated as of July 30th, 2010 (the “Effective Date”), is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and BROADCOM CORPORATION, a California corporation (“Tenant”).
II. RECITALS.
     On October 31, 2007, Landlord and Tenant entered into a lease for all of the space in a building located at 5211 California, Irvine, California (the “5211 California Premises”), which lease was amended by a First Amendment to Lease dated November 12, 2008 (the “First Amendment”) wherein all of the space in a building located at 5241 California Avenue (the “5241 California Premises”) was added to said Lease. The foregoing lease, as so amended, is hereinafter referred to as the “Lease”.
     Landlord and Tenant each desire to further modify the Lease to add approximately 14,336 rentable square feet of space in a building located at 5251 California, Irvine, California, consisting of Suite 140 (approximately 3,369 rentable square feet), Suite 160 (approximately 2,278 rentable square feet), Suite 210 (approximately 3,518 rentable square feet), and Suite 250 (approximately 5,171 rentable square feet) as more particularly described on Exhibit A attached to this Amendment and herein referred to, collectively, as the “5251 California Premises” (with each of said suites sometimes referred to herein as a “Suite”), and to adjust the Basic Rent and make such other modifications as are set forth in “III. MODIFICATIONS” next below.
III. MODIFICATIONS.
     A. Premises. From and after the Commencement Date for the 5251 California Premises (as hereinafter defined) and during the Term as to the 5251 California Premises, the 5251 California Premises together with the 5211 California Premises and the 5241 California Premises shall collectively constitute the “Premises” under the Lease.
     B. Building. All references to the “Building” in the Lease shall be amended to refer to the two (2) buildings located at 5211 California (the “5211 California Building”), and at 5241 California (the “5241 California Building”) and, only during the “5251 Premises Term” (as defined in Item 5 of the Basic Lease Provisions, as amended herein), the third building located at 5251 California, Irvine, California (the “5251 California Building”), either collectively or individually as the context may reasonably require; provided, however, that the incorporation of the 5251 California Building in the “Building” pursuant to this Amendment shall not effectively modify any of the Landlord’s or Tenant’s rights under the Lease relating to the 5211 California Building or the 5241 California Building (or any other building of the Project that is entirely leased by Tenant as part of the “Building” from time to time) that are conditioned upon Tenant leasing the entire Building, or which might otherwise be affected as a result of Tenant leasing space in the Building that consists of less than the entire Building (including, for example, but not limited to, Tenant’s exclusive signage rights, any gross up protections, the limitation on Landlord’s management fee and subleasing rights conditioned on its leasing the entire Building); and for purposes of this Amendment, any rights of Tenant conditioned on its leasing the entire Building shall be retained by Tenant as to the 5211 California Building and the 5241 California Building (and as to any other building of the Project that may be leased in its entirety by Tenant and incorporated into the “Building” during the 5251 Premises Term) and shall be modified only with respect to Tenant’s leasehold interest in the 5251 California Building and only for the duration of the 5251 Premises Term.
     C. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:
1. Item 4 is hereby amended by adding the following:
“Commencement Date for the 5251 California Premises” shall mean August 1, 2010. The acknowledgments by Tenant contained in the second,

third and fourth sentences of Section 2.2 of the Lease shall be applicable and binding with respect to Tenant’s lease of the 5251 California Premises. As of the Commencement Date for the 5251 California Premises, Tenant shall be conclusively deemed to have accepted that the 5251 California Premises is in satisfactory condition and in conformity with the provisions of the Lease, subject to Landlord’s warranty in Section III.D below, and without affecting Landlord’s and Tenant’s respective obligations under Article VII of the Lease, as modified herein.
2. Item 5 is hereby amended by adding the following:
“Term as to the 5251 California Premises:
The Term as to the 5251 California Premises (the “5251 Premises Term”) shall expire on July 31, 2011, subject to Landlord’s Recapture Right and Tenant’s Termination Right (as such terms are defined in the Second Amendment to this Lease).”
3. Item 6 is hereby amended by adding the following:
“Basic Rent for the 5251 California Premises: Commencing on the Commencement Date for the 5251 California Premises, the Basic Rent for the 5251 California Premises shall be Twenty Thousand Seventy Dollars ($20,070.00) per month, based on $1.40 per rentable square foot.
4. Effective as of the Commencement Date for the 5251 California Premises (and only during the 5251 Premises Term), Item 8 shall be deleted in its entirety and substituted therefor shall be the following:
“8. Floor Area of Premises: Approximately 131,616 rentable square feet, comprised of the following:
5211 California Premises — approximately 63,440 rentable square feet
5241 California Premises — approximately 53,840 rentable square feet
5251 California Premises — approximately 14,336 rentable square feet
5. Item 12 is hereby amended by deleting Landlord’s address for payments and notices and substituted therefor shall be the following:
“LANDLORD
THE IRVINE COMPANY LLC
550 Newport Center Drive
Newport Beach, CA 92660
Attn: Senior Vice President, Operations
Irvine Office Properties
with a copy of notices to:
THE IRVINE COMPANY LLC
550 Newport Center Drive
Newport Beach, CA 92660
Attn: Vice President, Operations
Irvine Office Properties, Technology Portfolio”
6. Effective as of the Commencement Date for the 5251 California Premises (and during the 5251 Premises Term only), Item 15 shall be amended to provide that Tenant shall be entitled to an additional forty-eight (48) vehicle parking spaces.
     D. Condition of 5251 California Building. The warranty on the part of Landlord contained in Section 2.4 of the Lease shall be applicable and binding on Landlord as to the 5251 California

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Premises as of the Commencement Date for the 5251 California Premises. Provided Tenant shall notify Landlord of a non-compliance with such warranty obligation on or before sixty (60) days following the Commencement Date for the 5251 California Premises, then Landlord shall promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s cost and expense.
     E. Right to Extend the Lease. The parties confirm and agree that Tenant’s right to extend the Lease contained in Section 3.4 of the Lease shall not be applicable as to the 5251 California Premises.
     F. Operating Expenses. Section 4.2 of the Lease is modified solely with respect to the 5251 California Premises as follows:
1. Effective as of the Commencement Date for the 5251 California Premises and only for the duration of the 5251 Premises Term, “Tenant’s Share” of “Operating Expenses” (as those terms are defined in Section 4.2 of the Lease) for the 5251 California Premises only shall be determined by multiplying the cost of Operating Expenses items by a fraction, the numerator of which is the Floor Area of the 5251 California Premises and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) the 5251 California Building for expenses determined by Landlord to benefit or relate substantially to the 5251 California Building exclusively, rather than the 5251 California Building and one or more additional buildings of the Project, and (ii) the 5251 California Building and one or more additional buildings of the Project, for expenses determined by Landlord to benefit or relate substantially to 5251 California Building and one or more additional buildings of the Project rather than the 5251 California Building exclusively.
2. Notwithstanding Section 4.2(b) of the Lease, in lieu of a separate written estimate of Tenant’s Share of Operating Expenses for the 5251 California Premises, the parties agree that estimated amount of Tenant’s Share of Operating Expenses for the 5251 California Premises during the Expense Recovery Period ended June 30, 2011 shall be Eight Thousand Four Hundred Fifty-Eight Dollars ($8,458.00) per month, subject to reconciliation of such Operating Expenses in accordance with Section 4.2(c) of the Lease.
3. The management fee payable under the Lease for the 5251 California Premises during the 5251 Premises Term shall be 3.25% of total rent (including Basic Rent and Operating Expenses) payable under the Lease for the 5251 California Premises. Notwithstanding anything to the contrary in Section 4.2(g) of the Lease, the inclusion of the 5251 California Premises in the Building shall not allow Landlord to (a) modify the two percent (2%) management fee payable under the Lease for the 5211 California Premises or the 5241 California Premises (nor for any other building of the Project that may be leased in its entirety by Tenant and incorporated into the Building during the 5251 Premises Term, for so long as Tenant is maintaining all “Building Systems” in such portions of the Building as provided in said Section 4.2(g)), nor (b) gross up the Operating Expenses of the 5251 California Building nor any other portion of the Building.
     G. Signs. Effective as of the Commencement Date for the 5251 California Premises and for the duration of the 5251 Premises Term, the following provisions shall be added as an additional paragraph at the end of Section 5.2 of the Lease:
“Provided Tenant has not sublet substantially the entire 5251 California Premises (except pursuant to a “Permitted Transfer” as hereinafter defined), Tenant shall have the non-exclusive right to (i) one (1) lobby directory sign in the first floor lobby of the 5251 California Building, (ii) one (1) lobby directory sign in the elevator lobby of the second floor of the 5251 California Building and (iii) one (1) suite entry sign at the entrance to each of the Suites of the 5251 California Premises, subject to Landlord’s right of prior approval that such signage is in compliance with the Signage Criteria. Except as provided in the foregoing, and except for Landlord’s standard suite signage identifying Tenant’s name and/or logo, Tenant

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shall have no right to maintain signs in any location in, on or about the 5251 California Building and shall not place or erect any signs in the 5251 California Premises that are visible from the exterior of the 5251 California Building. Tenant’s signage rights for the 5251 California Premises shall be subject to terms and restrictions of this Section 5.2 set forth above.”
     H. Utilities and Services. Effective as of the Commencement Date for the 5251 Premises, and for the duration of the 5251 Premises Term only, the following provisions shall be added to the end of the initial paragraph of Section 6.1 of the Lease:
‘Tenant shall also pay as an item of additional rent for the 5251 California Premises, within ten (10) days after receipt of Landlord’s statement or invoice therefor, Landlord’s “standard charge”, as hereinafter defined (which shall be in addition to the electricity charge paid to the utility provider), for Tenant’s “after hours” usage of each HVAC unit servicing the 5251 California Premises. For any HVAC unit(s) servicing the 5251 California Premises as well as other leased premises in, or any common areas of, the 5251 California Building (the “Common Units”), “after hours” shall mean any usage of said unit(s) initiated by Tenant for the duration of Tenant’s request, which initiation and request is reasonably documented by Tenant’s telephonic pass code request or by other electronic means, during hours before 6:00 A.M. and after 6:00 P.M. on Mondays through Fridays, and before 9:00 A.M. or after 1:00 P.M. on Saturdays, and at any time on Sundays and on nationally-recognized holidays. For any HVAC unit(s) serving only the 5251 California Premises (the “Dedicated Units”), “after hours” shall mean more than sixty-six (66) hours of usage of each such Dedicated Unit during any week of the 5251 Premises Term. “After hours” usage shall be determined based upon the operation of the applicable HVAC unit during each of the foregoing periods on a “non-cumulative” basis (that is, without regard to Tenant’s usage or nonusage of other unit(s) serving the 5251 California Premises, or of the applicable unit during other periods of the 5251 Premises Term). As used herein, “standard charge” shall mean $10.00 for each hour of “after hours” use (in addition to the applicable electricity charges paid to the utility provider).
     I. Tenant’s Maintenance and Repair. Effective as of the Commencement Date for the 5251 California Premises and for the duration of the 5251 Premises Term, the following provisions shall be added as an additional paragraph at the end of Section 7.1 of the Lease:
     “The foregoing provisions shall not apply to the 5251 California Premises, and Tenant’s repair and maintenance of the 5251 California Premises shall be as set forth in this paragraph. Subject to Articles XI and XII, Tenant at its sole expense shall make all repairs necessary to keep the 5251 California Premises and all improvements and fixtures therein in good condition and repair, excepting ordinary wear and tear. Notwithstanding Section 7.2 below, Tenant’s maintenance obligation for the 5251 California Premises shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and any Alterations constructed by Tenant pursuant to Section 7.3 below; provided, however, Tenant shall have no obligation to repair, maintain or replace the “Building Structure” or the “Building Systems” (as defined in Section 2.4 of the Lease) of the 5251 California Building, the exterior glass, sky lights, sky light seals, window seals and vents, electrical, plumbing, sewer and other utility lines outside the 5251 California Premises, the common stairways, hallways, elevators, bathrooms and machinery rooms of the landscaping, walkways, fencing, parking areas, exterior lighting or exterior surfaces of exterior walls of the 5251 California Building, nor the washing of its exterior windows, all of which obligations shall be the sole responsibility of Landlord as provided in the second paragraph of Section 7.2 below, subject to the terms of said second paragraph of Section 7.2 (including, without limitation, the provisions for “pass through” of such expenses as Operating Expenses as therein provided). As part of its maintenance obligations hereunder, Tenant shall assure that the 5251 California Premises remain free of moisture conditions which could cause mold and promptly repair any moisture conditions occurring within the 5251 California Premises, except to the extent such conditions existed at the time the 5251 California Premises were delivered to Tenant and to such extent, the liability and responsibilities shall remain with Landlord. Tenant shall, at Landlord’s request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. Subject to and in accordance with the terms and conditions of Section 7.5 of the Lease, Tenant shall permit

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representatives of Landlord access on a regular basis to inspect the equipment and systems and to fulfill its maintenance and repair obligations. All repairs and replacements shall be at least equal in quality to the original work, shall be made only by a licensed contractor and shall be made only at the time or times reasonably approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord’s reasonable requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. If Tenant fails to properly maintain and/or repair the 5251 California Premises as herein provided following Landlord’s notice and the expiration of the applicable cure period (or earlier if Landlord determines that such work must be performed prior to such time in order to avoid damage to the 5251 California Premises or 5251 California Building or other detriment), then Landlord may elect, but shall have no obligation, to perform any repair or maintenance required hereunder on behalf of Tenant and at Tenant’s expense, and Tenant shall reimburse Landlord upon demand for all costs incurred upon submission of an invoice. Landlord agrees not to unreasonably withhold its approval of any preventive maintenance contracts or licensed contractors selected by Tenant with respect to Tenant’s maintenance and repair obligations under this Section 7.1 with respect to the 5251 California Premises.”
     J. Landlord’s Maintenance and Repair. Effective as of the Commencement Date for the 5251 California Premises and for the duration of the 5251 Premises Term, the following provisions shall be added as an additional paragraph at the end of Section 7.2 of the Lease:
“The foregoing provisions shall not apply to the 5251 California Building, and Landlord’s repair and maintenance of the 5251 California Building shall be as set forth in this paragraph. Subject to Section 6.1 and Articles XI and XII, Landlord shall maintain in good repair the Common Areas and the Building Structure of the 5251 California Building (including exterior glass), and shall provide service, maintenance and repair with respect to the Building Systems of the 5251 California Building (including the HVAC equipment serving the 5251 California Building [but exclusive of any supplemental HVAC equipment serving only the Suites] and all common stairways, lobbies, hallways and elevators, if any, serving the 5251 California Building), except to the extent provided in the second paragraph of Section 7.1 above. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs to the 5251 California Building at Landlord’s expense or by rental offset. Except as provided in Section 6.1 above and in 11.1 and Article XII below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the 5251 California Building, including repairs to the 5251 California Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the 5251 California Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect. Tenant further understands that Landlord shall not be required to make any repairs to the Building Structure or the Building Systems of the 5251 California Building unless and until either Tenant has notified Landlord in writing of the need for such repair or Landlord shall otherwise have received notification thereof, and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. Except as otherwise expressly provided in this Lease, all costs of any maintenance, repairs and replacements on the part of Landlord provided to the 5251 California Building pursuant to this Section 7.2 shall be considered part of Operating Expenses of the 5251 California Building only.”
     K. Landlord’s Recapture Right. Landlord shall have the right (the “Recapture Right”), from time to time during the 5251 California Term, in Landlord’s sole and absolute discretion, to terminate this Lease as to any one or more of the Suites compromising the 5251 California Premises

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(the “Recapture Suite(s)”), as such Recapture Suite(s) are designated by Landlord in written notice(s) delivered to Tenant exercising such Recapture Right (each, a “Recapture Notice”), which termination shall be effective as of the date which is sixty (60) days after Landlord’s delivery of the applicable Recapture Notice to Tenant (the “Recapture Date”). Upon each exercise of Landlord’s Recapture Right, Tenant shall vacate and surrender the Recapture Suite(s) designated by Landlord in the condition required by the provisions of Section 15.4 of the Lease no later than the Recapture Date, and the Lease shall be terminated with respect to such Recapture Suite(s) as of the Recapture Date, subject to the holdover provisions of Section 15.1 of the Lease if Tenant fails to vacate the Recapture Suite(s) in the condition required by the Lease on the Recapture Date. Subject to Tenant’s holdover rent obligations for its failure to timely surrender the one or more of the Recapture Suite(s), as of the Recapture Date: (i) Basic Rent for the 5251 California Premises preceding the Recapture Date shall be reduced by an amount equal to the Floor Area of the Recapture Suite(s) (as such amounts are set forth in II.RECITALS) multiplied by $1.40 per rentable square foot; and (ii) Tenant’s parking rights shall be reduced at a the rate of 3.5 parking spaces per 1,000 rentable square feet of the Floor Area of the Recapture Suite(s); and (iii) Tenant’s Share of Operating Expenses shall be reduced to reflect the remaining Floor Area of the 5251 California Premises. Landlord and Tenant shall document any recapture of the Suites of the 5251 California Premises in an amendment to the Lease within 30 days following the Recapture Date. Landlord’s right to recapture one or more of the Suites during the 5251 California Term is part of the consideration for Landlord’s agreement to enter into this Amendment, and Landlord shall not be required to pay or reimburse Tenant for the cost of relocation or any bonus value associated with Tenant’s leasehold interest in the Recapture Suite(s) following the Recapture Date, nor any other consideration whatsoever for its exercise of the Recapture Right. Landlord’s Recapture Right shall not modify or delay any earlier exercise by Tenant of its termination rights set forth in Section III.L below.
     L. Tenant’s Termination Right. Tenant shall have the right (the “Termination Right”), from time to time during the 5251 California Term, in Tenant’s sole and absolute discretion, to terminate this Lease as to any one or more of the Suites compromising the 5251 California Premises (the “Termination Suite(s)”), as designated by Tenant in written notice(s) delivered to Landlord from time to time exercising such Termination Right (each, a “Termination Notice”), which termination shall be effective as of the date which is sixty (60) days after Tenant’s delivery of the applicable Termination Notice to Landlord (the “Termination Date”). Upon each exercise of Tenant’s Termination Right, Tenant shall vacate and surrender the Termination Suite(s) designated by Tenant in the condition required by the provisions of Section 15.4 of the Lease no later than the Termination Date, and the Lease shall be terminated with respect to such Termination Suite(s) as of the Termination Date, subject to the holdover provisions of Section 15.1 of the Lease if Tenant fails to vacate the Termination Suite(s) in such condition on the Termination Date. Subject to Tenant’s holdover rent obligations for its failure to timely surrender the one or more of the Termination Suite(s), as of the Termination Date: (i) Basic Rent for the 5251 California Premises preceding the Termination Date shall be reduced by an amount equal to the Floor Area of the Termination Suite(s) (as such amounts are set forth in II.RECITALS) multiplied by $1.40 per rentable square foot; and (ii) Tenant’s parking rights shall be reduced at a the rate of 3.5 parking spaces per 1,000 rentable square feet of the Floor Area of the Termination Suite(s); and (iii) Tenant’s Share of Operating Expenses shall be reduced to reflect the remaining Floor Area of the 5251 California Premises. Landlord and Tenant shall document any such termination of Tenant’s leasehold interest in the Suites of the 5251 California Premises in an amendment to the Lease within 30 days following the Termination Date. Tenant’s right to terminate the Lease with respect to one or more of the Suites during the 5251 California Term is part of the consideration for Tenant’s agreement to enter into this Amendment, and Tenant shall not be required to pay or reimburse Landlord for the cost of reletting the Termination Suites and Tenant shall be released from any and all rent accruing under this Lease with respect to the Termination Suite(s) following their surrender on or after the Termination Date, nor shall Landlord receive any other consideration whatsoever for any exercise by Tenant of the Termination Right. Tenant’s Termination Right shall not modify or delay any earlier exercise by Landlord of its recapture rights set forth in Section III.K. above.
     M. Representation and Warranty. Landlord agrees that the representation and warranty contained in Section 13.2 of the Lease applies to the 5251 California Premises.
     N. Broker’s Commission. Article XVIII of the Lease is amended to provide that the parties recognize Irvine Realty Company (“Landlord’s Broker”) as the broker representing Landlord in

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connection with the negotiation of this Amendment, and that no broker has represented Tenant in connection with the negotiation of this Amendment. Landlord shall be responsible for the payment of a brokerage commission to Landlord’s Broker. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.
     O. Acceptance of the 5251 California Premises. Tenant acknowledges that the lease of the 5251 California Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part to make any additional improvements to the 5251 California Premises whatsoever.
IV. GENERAL.
     A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.
     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.
     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.
     D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
     E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, Tenant represents that each individual executing this Amendment for the corporation or partnership is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.
[Remainder of Page Intentionally Blank; Signature Page Follows]

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V. EXECUTION.
     Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC		BROADCOM CORPORATION,
a Delaware limited liability company		a California corporation

By:	/s/ Douglas G. Holte	By:	/s/ Kenneth E. Venner
Douglas G. Holte, President		Kenneth E. Venner, Senior Vice President,
Office Properties		Corporate Services and CIO

By:	/s/ Holly McManus	By:	/s/ Eric K. Brandt
Holly McManus		Eric K. Brandt, Executive Vice President
Vice President, Operations		and Chief Financial Officer
Office Properties

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August 5, 2010
Mr. Bryce Mason
Vice President
Global Real Estate
Broadcom Corporation
5300 California Avenue
Irvine, California 92619

RE:	Lease Amendment —	Broadcom Corporation
5251 California, Suite 250
Irvine, California 92617
Dear Bryce:
Enclosed for your records is a fully-executed Second Amendment to Lease for the above-referenced Premises.
Should you have any questions regarding the day-to-day operations of the building or services available at University Research Park, please call your property manager, Chris Mansour, at (949) 720-2446 or do not hesitate to call me at (949) 720-2230.
The Irvine Company LLC is pleased Broadcom Corporation selected University Research Park for your continued office needs. We look forward to continuing a mutually beneficial business relationship with Broadcom Corporation in the future.
Sincerely,
Michael S. Hodges
Senior Leasing Director
Lic. 01027655
The Irvine Realty Company
As agent for Landlord
:kb
c: Chris Mansour, Property Manager
Enclosure
Lease id: 224226
111 Innovation Drive, Irvine, CA 92617 949.720.2550

THIRD AMENDMENT TO LEASE
(5231 California)
I. PARTIES AND DATE.
     This Third Amendment to Lease (the “Amendment”) dated September 14, 2010, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and BROADCOM CORPORATION, a California corporation (“Tenant”).
II. RECITALS.
     On October 31, 2007, Landlord and Tenant entered into a lease (the “Original Lease”) for all of the space in a building located at 5211 California, Irvine, California (the “5211 California Premises”), which lease was amended by a First Amendment to Lease dated November 12, 2008 (the “First Amendment”) wherein all of the space in a building located at 5241 California Avenue (the “5241 California Premises”) was added to said Lease, and by a Second Amendment to Lease dated July 21, 2010 (the “Second Amendment”) wherein space in a building located at 5251 California Avenue (the “5251 California Premises”) was added to the Lease. The Original Lease, as so amended, is hereinafter referred to as the “Lease”.
     Landlord and Tenant each desire to further modify the Lease to add approximately 53,840 rentable square feet of space consisting of all the rentable square footage of the building located at 5231 California, Irvine, California, which space is more particularly described on Exhibit A attached to this Amendment and herein referred to as the “5231 California Premises”, and to adjust the Basic Rent and make such other modifications as are set forth in “III. MODIFICATIONS” next below.
III. MODIFICATIONS.
     A. Premises. From and after the “Commencement Date for the 5231 California Premises” (as hereinafter defined), the 5231 California Premises together with the 5211 California Premises, the 5241 California Premises and, during the “5251 Premises Term” (as defined in the Second Amendment), the 5251 California Premises, shall collectively constitute the “Premises” under the Lease.
     B. Building. All references to the “Building” in the Lease shall be amended to refer to the three (3) buildings located at 5211 California (the “5211 California Building”), 5231 California (the “5231 California Building”) and at 5241 California (the “5241 California Building”), Irvine, California, and during the 5251 Premises Term, the fourth (4th) building located at 5251 California (the “5251 California Building”), either collectively or individually as the context may reasonably require.
     C. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:
          1. Item 4 is hereby amended by adding the following:
“Commencement Date for the 5231 California Premises” shall mean the later to occur of (a) “Substantial Completion” of the “Tenant Improvements” in the 5231 California Premises (as those terms are defined in the Work Letter attached to this Amendment as Exhibit X), or (b) June 1, 2011. Within thirty (30) days following the Commencement Date for the 5231 California Premises, the parties shall document such date by a written memorandum on a form provided by Landlord (the “5231 California Commencement Date Notice”). Tenant’s failure to execute such Notice within ten (10) days following its receipt thereof from Landlord shall not affect the validity of Landlord’s correct determination of the Commencement Date set forth in the applicable Notice. The acknowledgments by Tenant contained in the second, third and fourth sentences of Section 2.2 of the

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Lease shall be applicable and binding with respect to Tenant’s lease of the 5231 California Premises. As of the Commencement Date for the 5231 California Premises, Tenant shall be conclusively deemed to have accepted that the 5231 California Premises are in satisfactory condition and in conformity with the provisions of the Lease and the Work Letter, but for the Landlord’s minor punch-list work required to complete the “Tenant Improvement Work” in the 5231 California Premises (as provided in Exhibit X attached to this Amendment).
Notwithstanding anything to the contrary contained herein or in Exhibit X attached to this Amendment but subject to the provisions for Tenant’s election contained in Section III.C(2) of this Amendment below, Landlord and Tenant acknowledge and agree that if the Commencement Date for the 5231 California Premises has not occurred by, or been advanced to, June 1, 2011 as the result of Landlord’s inability to achieve the Substantial Completion of the Tenant Improvement Work as therein provided, then notwithstanding anything to the contrary herein, the Expiration Date of the Lease shall remain on April 30, 2017 regardless of the Commencement Date for the 5231 California Premises. Landlord hereby agrees to act reasonably to achieve Substantial Completion of the Tenant Improvement Work in the 5231 California Premises on a floor-by-floor basis to the extent that Substantial Completion is likely to be delayed beyond June 1, 2011 on either floor, but not on both floors, of the 5231 California Premises; and if the Tenant Improvement Work is Substantially Completed on one floor of the 5231 California Premises beyond June 1, 2011 before the Commencement Date for the 5231 California Premises occurs, then, Tenant shall be permitted to occupy that floor of the 5231 California Premises for the purpose of conducting Tenant’s business therein (the “Early Occupancy Period”), provided that such early occupancy (y) does not interfere with Landlord’s Substantial Completion of the Tenant Improvement Work for the remainder of the 5231 California Premises, and (z) shall be subject to all of the covenants and conditions on Tenant’s part contained in the Lease (including, without limitation, the covenants contained in Sections 5.3, 6.1, 7.1, 7.3, 7.4, 10.1 and 10.3 of the Lease); provided that Tenant shall have no obligation to pay Basic Rent or Operating Expenses for any portion of the Early Occupancy Period occurring prior to June 1, 2011, and if the Early Occupancy Period extends beyond May 31, 2011, then commencing on June 1, 2011, Tenant shall commence payment of Base Rent and Operating Expense payments for that floor of the 5231 California Premises occupied by Tenant, on a prorata basis, based on the proportion that the rentable square footage of such floor bears to the rentable square footage of the 5231 California Premises.
“Commencement Date for the 5241 California Premises”: January 1, 2010.”
2. Effective as of the Commencement Date for the 5231 California Premises, and without deleting the change to Item 5 of the Original Lease (with respect to the 5251 Premises Term) provided in the Second Amendment, Item 5 of the Original Lease shall be deleted in its entirety and substituted therefor shall be the following:
“Expiration Date”: The last day of the calendar month that is (71) months following the Commencement Date for the 5231 California Premises; provided, however, that in the event that such Expiration Date shall occur after April 30, 2017 as a result of the Commencement Date for the 5231 California Premises occurring after June 1, 2011 pursuant to the operation of the provisions of Section III.C(l) of this Amendment above, then Tenant may elect to either (a) maintain the expiration date of the Lease for the 5211 California Premises and the 5241 California Premises on April 30, 2017,

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notwithstanding such Expiration Date for the 5231 California Premises; or (b) cause this Lease to expire with respect to the entire Premises as of the Expiration Date, in which case, monthly Basic Rent for the 5211 California Premises and the 5241 California Premises for the period from May 1, 2017 until the Expiration Date shall continue to be payable at the monthly Basic Rent on both buildings for the month of April 2017. Such election shall be made by Tenant in writing, if at all, not later than one hundred eighty (180) days following the Commencement Date for the 5231 California Premises, and Tenant’s failure to so elect by such date shall be deemed to constitute Tenant’s election to cause this Lease to expire with respect to the entire Premises as of the Expiration Date in accordance with clause (b) of this paragraph. Except as hereinafter provided, in the event that Tenant timely elects to maintain expiration dates for the 5211 California Premises and 5241 California Premises different from the Expiration Date for the 5231 California Premises, the “Term” of the Lease shall mean: (y) with respect to the 5211 California Premises and 5241 California Premises, a term expiring on April 30, 2017; and (z) with respect to the 5231 California Premises only, the term expiring on the Expiration Date.
Notwithstanding any prior election of Tenant pursuant to maintain the expiration dates for the 52111 California Premises and 5241 California Premises different from the Expiration Date pursuant to clause (a) above, if Tenant satisfies the Commitment Notice delivery requirements in accordance with Section 3.4 of the Lease for the first extension of the Term with respect to the 5211 California Premises and 5241 California Premises, Tenant shall be deemed to have elected to extend the Lease with respect to the entire Premises in accordance with clause (b), so that the first extension Term shall commence for the entire Premises immediately following the Expiration Date. In the event of such satisfaction of the Commitment Notice requirements and the deemed election to extend the Lease with respect to the entire Premises in accordance with clause (b) above, Tenant shall continue to pay Basic Rent for the 5211 California Premises and for the 5241 California Premises, for the period commencing May 1, 2017 through the Expiration Date in the same amount as for the month of April 2017.”
3. Item 6 is hereby amended by adding the following:
“Basic Rent for the 5231 California Premises: Commencing on the Commencement Date for the 5231 California Premises, the Basic Rent for the 5231 California Premises shall be Sixty Seven Thousand Three Hundred Dollars ($67,300.00) per month, based on $1.25 per rentable square foot.
Commencing twelve (12) months following the Commencement Date for the 5231 California Premises, the Basic Rent for the 5231 California Premises shall be Seventy Thousand Five Hundred Thirty Dollars ($70,530.00) per month, based on $1.31 per rentable square foot.
Commencing twenty four (24) months following the Commencement Date for the 5231 California Premises, the Basic Rent for the 5231 California Premises shall be Seventy Three Thousand Seven Hundred Sixty-One Dollars ($73,761.00) per month, based on $1.37 per rentable square foot.
Commencing thirty-six (36) months following the Commencement Date for the 5231 California Premises, the Basic Rent for the 5231 California Premises shall be Seventy Six Thousand Nine Hundred Ninety-One Dollars ($76,991.00) per month, based on $1.43 per rentable square foot.
Commencing forty-eight (48) months following the Commencement Date for the 5231 California Premises, the Basic Rent for the 5231 California

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Premises shall be Eighty Thousand Two Hundred Twenty-Two Dollars ($80,222.00) per month, based on $1.49 per rentable square foot.
Commencing sixty (60) months following the Commencement Date for the 5231 California Premises, the Basic Rent for the 5231 California Premises shall be Eighty Three Thousand Nine Hundred Ninety Dollars ($83,990.00) per month, based on $1.56 per rentable square foot.”
4. Effective as of the Commencement Date for the 5231 California Premises, Item 8 shall be deleted in its entirety and substituted therefor shall be the following:
“8. Floor Area of Premises: Approximately 185,456 rentable square feet, comprised of the following:
5211 California Premises — approximately 63,440 rentable square feet
5231 California Premises — approximately 53,840 rentable square feet
5241 California Premises — approximately 53,840 rentable square feet
5251 California Premises — approximately 14,336 rentable square feet”
5. Effective as of the Commencement Date for the 5231 California Premises, Item 15 shall be deleted in its entirety and substituted therefor shall be the following:
“15. Vehicle Parking Spaces: Six Hundred Forty-Three (643); provided that during the Term as to the 5251 California Premises, Tenant shall be entitled to an additional forty-eight (48) vehicle parking spaces.”
     D. Condition of 5231 California Building. The warranty on the part of Landlord contained in Section 2.4 of the Lease shall be applicable and binding on Landlord as to the 5231 California Premises as of the Commencement Date for the 5231 California Premises (subject, however, to the terms and conditions of Exhibit X relating to any Landlord’s punch-list work for the Tenant Improvements). Provided Tenant shall notify Landlord of a non-compliance with such warranty obligation on or before sixty (60) days following the Commencement Date for the 5231 California Premises, then Landlord shall promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s cost and expense.
     E. Signage. Effective as of the January 1, 2011, the first sentence of Section 5.2 of the Lease, entitled “Signs”, shall be deleted in its entirety and substituted therefor shall be the following sentences’:
“Provided Tenant continues to lease the entire 5211 California Building, Tenant shall have the exclusive right to either: (i) one (1) exterior “eye brow” and one (1) exterior “building top” signs on the 5211 California Building, or (ii) two (2) exterior “building top” signs on the 5211 California Building, in either event for Tenant’s name and graphics to the extent permitted by the Signage Criteria (defined below). Provided Tenant continues to lease the entire 5231 California Building, Tenant shall have the exclusive right to: one (1) “eyebrow” sign and two (2) exterior “building top” signs on the 5231 California Building. Provided Tenant continues to lease the entire 5241 California Building, Tenant shall have the exclusive right to either: (a) one (1) exterior “eye brow” and one (1) exterior “building top” signs on the 5241 California Building, or (b) two (2) exterior “building top” signs on the 5241 California Building, in either event for Tenant’s name and graphics to the extent permitted by the Signage Criteria (defined below).”
     F. Utilities and Services. The parties confirm and agree that Tenant shall pay charges for “after hours” usage of HVAC units servicing the 5231 California Premises in accordance with the applicable provisions of the initial paragraph of Section 6.1 of the Lease.
     G. License for Generator. The reference in the first sentence of Section 6.6 of the Lease entitled “License for Generator” (as amended by Section III.F of the First Amendment) to “one (1)

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generator for the Building” is hereby revised to “one (1) generator for each of the 5211 California Building, the 5231 California Building, and the 5241 California Building”.
     H. Communications Equipment. Section 7.6 of the Lease, entitled “Communications Equipment” (as amended by Section III.G of the First Amendment) is hereby amended to provide Tenant a license (at no additional cost to Tenant) to install, maintain and operate one or more antennae (including but not limited to satellite dishes, line of sight transmitters and receivers, and the like) on each of the 5211 California Building, the 5231 California Building and the 5241 California Building (and during the 5251 Premises Term, one antenna on the roof of the 5251 California Premises) pursuant to the provisions of said Section 7.6.
     I. Representation and Warranty. Landlord agrees that the representation and warranty contained in Section 13.2 of the Lease applies to the 5231 California Premises.
     J. Assignment Rights. Section 9.7 added by way of Section III. C of the First Amendment is hereby deleted in its entirety, and substituted therefor shall be the following provisions:
“SECTION 9.7 Assignment Rights. In the event Tenant desires to assign this Lease, as amended, to an assignee which only wants to accept an assignment as to the 5241 California Premises, as to the 5211 California Premises or as to the 5231 California Premises, but not as to the entire Premises, then upon Tenant’s written request delivered to Landlord at the time of the request for Landlord’s consent to such assignment, Landlord shall also, if it grants its consent to such assignment, prepare two separate leases, one for the Premises to be accepted by the assignee and one for the remainder of the Premises, incorporating the relevant portions of the Lease so that the rights and obligations of Landlord and Tenant are properly allocated so that the original Lease, as hereby amended, is resurrected and a new lease is created for the Premises to be accepted by the assignee basically incorporating the terms and conditions of the original Lease, as hereby amended, but changing them as appropriate to be limited to the Premises to be accepted by the assignee as to the terms that apply to such Premises. Tenant’s rights under this Section 9.7 are subject to Landlord’s right to consent to any such proposed assignee as provided in Section 9.1 of the Lease, the rights and obligations of the parties under Sections 9.1(c) and 9.1(d) of the Lease, and the provisions of Section 9.2 of the Lease. Tenant shall reimburse Landlord for all of its legal fees in preparing such new leases, which can be on an estimated basis if done “in-house” and Tenant shall pay Landlord for such legal fees as estimated in good faith by Landlord.”
     K. Broker’s Commission. Article XVIII of the Lease is amended to provide that the parties recognize Irvine Realty Company (“Landlord’s Broker”) as the broker representing Landlord in connection with the negotiation of this Amendment, and that Tenant has represented itself in connection with the negotiation of this Amendment. Landlord shall be responsible for the payment of a brokerage commission to Landlord’s Broker, and as consideration for there being no brokerage commission payable to any broker representing Tenant, Landlord shall pay cash consideration to Tenant (the “In Lieu Consideration”) in the amount of the sum of; (i) 4.5% of Basic Rent payable for the 5231 California Premises under this Amendment during the initial 60 months following the Commencement Date for the 5231 California Premises, plus (ii) 2.5% of Basic Rent payable for the 5231 California Premises under this Amendment during the remaining months of the initial Term of the Lease for the 5231 California Premises. The In Lieu Consideration shall be payable 50% upon the full execution and delivery of this Amendment and 50% within thirty (30) days following the Commencement Date for the 5231 California Premises. Subject to Landlord’s compliance with the foregoing provisions for payment of the In Lieu Consideration, the warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.
     L. Tenant Improvements for the 5231 and 5241 California Premises. Landlord’s obligation to construct the Tenant Improvements under the Work Letter attached as Exhibit X to the First Amendment is hereby deleted in its entirety and shall have no further force or effect. Instead, Landlord shall construct certain Tenant Improvements in both the 5241 and the 5231 California Premises in accordance with the provisions of Exhibit X, Work Letter, attached to this Amendment.

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     M. Project Upgrades, Allowances and Tenant’s Contribution. Promptly following the effective date of this Amendment, Landlord shall commence the design and permitting of an athletic par course and upgraded landscaping, hardscaping and outdoors furniture improvements (with tables and chairs conducive for eating and outdoor meetings) in the grass area adjacent to the 5211 and 5251 California Buildings (collectively, the “Project Upgrades”), in accordance with plans and specifications to be prepared by Landlord and reasonably approved by Tenant. Upon Landlord and Tenant reaching a mutual agreement on the design of the Project Upgrades: (a) Landlord shall arrange for its architect to prepare plans and specifications for the Project Upgrades within thirty (30) days following such mutual agreement for Tenant’s approval, and (b) following Tenant’s approval of such plans and specifications, Landlord shall promptly submit such approved plans (or construction drawings based on such approval plans) to the City of Irvine and to the Ground Lessor to obtain both the necessary permits for the construction and installation thereof from the City of Irvine and approval of the Project Upgrades from the Ground Lessor, as required by the Ground Lease. Landlord shall act reasonably to obtain such permits and approvals promptly following such submission. Landlord shall engage a contractor selected by Landlord and reasonably approved by Tenant to construct and install the Project Upgrades pursuant to a “lump sum” or “fixed price” construction contract for a cost of work mutually acceptable to Landlord and Tenant in advance of Landlord’s entering into such construction contract. Landlord shall use commercially reasonable efforts in accordance with its normal and customary practices to cause the Project Upgrades to be constructed as soon as possible following the obtaining of the necessary permits therefor from the City of Irvine and approval thereof by the Ground Lessor.
     In addition to Landlord’s obligation to construct the Project Upgrades, Landlord agrees to fund the following allowances (collectively, the “Allowances”) towards the construction of the Project Upgrades (which are in addition to the “Landlord’s Contribution” towards the “Tenant Improvement Work,” as such terms are defined in the attached Exhibit X, Work Letter): (i) a $100,000.00 allowance at Landlord’s sole cost and expense; (ii) an additional $100,000.00, which shall be treated as a capital expense item of Operating Expenses having a useful life equal to the shorter of (y) the period from completion of the Project Upgrades through the Expiration Date, and (z) the period from the Commencement Date for the 5231 California Premises and the Expiration Date (the “In Service Period”); provided that Tenant shall pay the “Tenant’s Project Share” (as hereinafter defined) of such additional allowance (to the extent funded by Landlord towards the Project Upgrades) as a capital expense item of the Operating Expenses of the Project, amortized over the In Service Period at a market cost of funds as provided in, and payable in accordance with, the applicable provisions of Section 4.2(g) of the Lease (and if the Term for the 5211 California Premises and the 5241 California Premises expires prior to the Expiration Date, any unamortized portion of such additional allowance otherwise payable as the Tenant’s Project Share for such buildings shall be added into the Operating Expenses payable for the 5231 California Premises for the remainder of the Term of this Lease); and (iii) a final $100,000.00 allowance, which shall be treated as a capital expense item of Operating Expenses having a useful life equal to the In Service Period, the “Tenant’s Building Share” (as hereinafter defined) of which final allowance (to the extent funded by Landlord towards the Tenant Upgrades) shall be reimbursed by Tenant as a capital expense item of the Operating Expenses of the Building as a separate “Cost Pool,” amortized over the In Service Period at a market cost of funds as provided in, and payable in accordance with, the applicable provisions of Section 4.2(g) of the Lease. Tenant shall be responsible for the total cost of the Project Upgrades in excess of the Allowances (the “Tenant’s Contribution”); provided that Tenant shall have approved such excess costs as part of the approved construction contract for the Project Upgrades. During the course of construction of the Project Upgrades, Landlord shall not authorize any change orders nor approve any change directives which would result in the increase the Tenant’s Contribution or the amount of Operating Expenses payable by Tenant pursuant to clause (iii) of this Section III.M without Tenant’s prior written approval, which shall not be unreasonably withheld. As used herein, “Tenant’s Project Share” shall mean a fraction, the numerator of which is the total rentable square footage in the Project leased by Tenant from time to time during the In Service Period, and the denominator of which is the total rentable square footage of the Project. As used herein, “Tenant’s Building Share” shall mean 100%.

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IV. GENERAL.
     A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.
     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.
     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.
     D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
     E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, Tenant represents that each individual executing this Amendment for the corporation or partnership is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.
V. EXECUTION.
     Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC		BROADCOM CORPORATION,
a Delaware limited liability company		a California corporation

By:	/s/ Leslie A. Corea	By:	/s/ Kenneth E. Venner 9/10/10
	Leslie A. Corea		Kenneth E. Venner, Senior Vice President
	Senior Vice President,		Corporate Services and CIO
On behalf of the Office of the Chairman

By:	/s/ Douglas G. Holte	By:	/s/ Eric K. Brandt
	Douglas G. Holte, President		Eric K. Brandt, Executive Vice President
	Office Properties		and Chief Financial Officer

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EXHIBIT A
5231 California Premises
First Floor
2nd Floor

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EXHIBIT X
WORK LETTER
(Landlord Build to Suit)
This Work Letter shall set forth the terms and conditions relating to the design and construction of certain tenant improvements in the 5231 California Premises (the “5231 California Tenant Improvements”) and of certain tenant improvements in the 5241 California Premises (the “5241 California Tenant Improvements”) to be managed and contracted for by Landlord, and shall supersede all prior work letters incorporated into the Lease for any other premises of the Building. Collectively, the 5231 California Tenant Improvements and the 5241 California Tenant Improvements are herein referred to as the “Tenant Improvements”. The “Tenant Improvement Work” shall consist of the design and construction of all Tenant Improvements pursuant to the approved “Final Drawings and Specifications” and the “Final Cost Proposal” (as such terms are defined below in this Work Letter).
Landlord shall independently retain the “TI Contractor” (as defined below) in accordance with the procedure described in Section II of this Work Letter, to construct the Tenant Improvements, and Landlord shall supervise such construction by the TI Contractor.
Except to the extent provided in this Work Letter or in the Amendment to which this Work Letter is attached, all defined terms used in this Work Letter shall have the same meaning set forth therefor in the Lease as modified by this Amendment (exclusive of any prior work letter incorporated therein).
I.	ARCHITECTURAL AND CONSTRUCTION PROCEDURES.
A.	Subsequent to the date of this Amendment, Landlord shall approve a preliminary plan prepared by Beck and Martin, Architects (“Tenant’s Architect”) for the 5231 California Tenant Improvements and for the 5241 California Tenant Improvements (individually, a “Preliminary Plan”, and collectively, the “Preliminary Plans”) in accordance with Paragraph I.B below. The Preliminary Plan shall include Landlord’s building standard tenant improvements, materials and specifications for the Project and certain changes and/or additions to the building standards (as such modified building standard specifications were previously incorporated into the Tenant Improvements made by Tenant in the 5211 California Premises) which are reasonably approved by Landlord for the Tenant Improvement Work and noted or shown on the approved Preliminary Plans (collectively, “Building Standard Improvements”). Except for the construction and/or installation of certain similar Landlord approved tenant improvements previously constructed and/or installed in the Premises, any subsequent addition to or variation from Building Standard Improvements incorporated into the Tenant Improvements Work which is not indicated on the applicable Preliminary Plan agreed upon by Landlord and Tenant pursuant to Paragraph I.B below is herein referred to as a “Non-Standard Improvement”. Except as provided in Paragraph I.D below, Tenant shall have no obligation to demolish, remove or alter any of the Building Standard Improvements or any other Tenant Improvements (except for Non-Standard Improvements approved by Landlord in the Preliminary Plans and required to be removed as a condition of Tenant’s effective surrender of the Premises) upon the expiration or earlier termination of the Lease. Notwithstanding the foregoing, Tenant shall be required to remove at the expiration or earlier termination of the Lease, any security related equipment installed by or on behalf of Tenant in the Premises and the Building including, but not limited to, turnstyles.

B.	Landlord shall not withhold or condition its consent to the Preliminary Plans unless, and then only to the extent, a Design Problem exists. A Design Problem will be deemed to exist if the change or addition or improvement to the 5231 California Building, the 5241 California Building or Premises (i) does not comply with Applicable Laws, (ii) would have an adverse effect on the Building Structure, (iii)

would have an adverse effect on the Building Systems, (iv) would affect the exterior appearance of the 5231 California Building or the 5241 California Building, (v) would cause Landlord to incur increased costs to operate or manage the 5231 California Building or the 5241 California Building and Tenant does not agree to pay for such increased costs, or (vi) would alter or replace the mechanical systems serving the 5231 California Building or the 5241 California Building, including without limitation, the HVAC and life-safety systems, the ceiling grid and/or the lighting and plumbing systems serving the 5231 California Building or the 5241 California Building (individually and collectively, a “Design Problem”); provided, however, that in connection with the systems described in Subsection (vi) above, notwithstanding anything to the contrary in the Lease, Landlord’s sole rights with respect to such a Design Problem shall be to advise Tenant, at the time of Landlord’s approval of such alteration or replacement of such systems(s), whether or not Tenant shall be required to restore such system(s) with the Building Standard Improvements prior to the Expiration Date. Landlord shall have five (5) business days from the receipt of the Preliminary Plan(s) from Tenant to approve or disapprove such proposed Preliminary Plan. Should Landlord disapprove the Preliminary Plan, such disapproval shall be accompanied by specific reasons for disapproval specifying why a Design Problem exists and a detailed list of requested revisions. Any revision so reasonably requested by Landlord shall be incorporated into a revised Preliminary Plan by Tenant’s Architect. Tenant’s Architect shall submit a revised Preliminary Plan (as same has been modified as herein provided to eliminate or correct any Design Problem) to Landlord for approval, which shall not be withheld or conditioned by Landlord except to the extent necessary to eliminate any Design Problems, within five (5) business days following submission by Tenant’s Architect with this procedure being repeated until the Preliminary Plan has been approved by Landlord.

C.	Tenant’s Architect shall prepare and shall deliver to Landlord working drawings and specifications (“Working Drawings and Specifications”) based on the approved Preliminary Plan, in a form which is complete enough to allow subcontractors to bid on the work and to obtain all applicable permits, and which drawings may be completed in phases if phased construction of the Tenant Improvement Work is determined by Landlord and Tenant to be the most cost effective means of construction without delaying the completion of the Tenant Improvement Work. The Working Drawings and Specifications shall be prepared by Tenant’s Architect in accordance with all laws, permits and ordinances, and shall be compatible with Landlord’s CADD system. Landlord shall have five (5) business days from the receipt thereof to approve or disapprove the Working Drawings and Specifications (or any applicable phase thereof submitted by Tenant). In no event shall Landlord withhold or condition its approval, except for items not consistent with the approved Preliminary Plan and which create a Design Problem. Should Landlord disapprove the Working Drawings and Specifications, such disapproval shall be accompanied by specific reasons for disapproval specifying the inconsistencies with the approved Preliminary Plan and/or why a Design Problem exists and a detailed list of requested revisions. Any revision so reasonably requested by Landlord shall be incorporated by Tenant’s Architect into a revised set of Working Drawings and Specifications to the extent necessary to eliminate or correct any inconsistencies with the approved Preliminary Plan or any Design Problems, with this procedure being repeated until the Landlord has approved the Working Drawings and Specifications.

D.	To the extent a Design Problem does not exist, Landlord shall consent in writing to Tenant’s request for a revision to the Working Drawings and Specifications (“Change”), including any modification of a Standard Improvement to a Non-Standard Improvement in the applicable Preliminary Plan or any other modification of the Working Drawings and Specifications, if requested in writing by Tenant. In addition, Landlord agrees that it shall not withhold its consent to Tenant’s requested Changes to previously approved Non-Standard Improvements, unless such requested Change to the Non-Standard Improvements creates a Design Problem. All Standard Tenant Improvements and Non-Standard Improvements which are permanently affixed to the Premises shall become the property of Landlord at the end of the Lease Term and shall be surrendered with the Premises at the end of the Term; except that Landlord may, by notice to Tenant given concurrently with the approval of the Working Drawings and Specifications, require Tenant to either remove all or any of the Tenant Improvements which constitute a Design Problem, to restore the applicable mechanical system(s) in which a Design Problem exists with the applicable Building Standard Improvements and to repair any damage to the Premises or the Common Area arising from such restoration and removal, or to reimburse Landlord for the reasonable cost of such removal, repair and replacement within thirty (30) days following invoicing by Landlord. Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date, or sooner termination of this Lease.

E.	Landlord shall submit the Working Drawings and Specifications to a bidding process involving KPRS, Roel Construction and at least one other licensed and reputable general contractor mutually agreed upon by Landlord and Tenant, who shall submit bids to construct the Tenant Improvements as set forth on, and in accordance with, the Working Drawings and Specifications. If requested by Landlord, all bidders shall seek bids from those HVAC, mechanical, electrical and plumbing engineers listed on Schedule 2 to this Work Letter (the “Pre-Approved Engineers”), provided that the fees charged by the Pre-Approved Engineers shall be commercially reasonable. Landlord shall, within one (1) business day of receipt of the bids, provide copies of the bid responses to Tenant. After adjustments, in consultation with Landlord, for any inconsistent assumptions to reflect an “apples to apples” comparison, Tenant shall select the qualified bidder as general contractor (the “TI Contractor”) and the bid so selected shall be referred to as the “Bid Amount”. The TI Contractor so selected by Tenant shall be retained by Landlord to assist Tenant and Tenant’s Architect in value engineering the Working Drawings and Specifications as hereinafter provided.

F.	Following Landlord’s retention of the TI Contractor, Tenant may coordinate value engineering of the Working Drawings and Specifications by the Tenant’s Architect, the TI Contractor and one or more of its subcontractors, and based on such value engineering efforts, Tenant’s Architect prepare and submit proposed final construction drawings and specifications (the “Final Drawings and Specifications”) to Landlord for Landlord’s approval. Landlord shall have five (5) business days from the receipt thereof to approve or disapprove such Final Drawings and Specifications. In no event shall Landlord withhold or condition its approval, except for items not consistent with the approved Working Drawings and Specifications and which create a Design Problem. Should Landlord disapprove the proposed Final Drawings and Specifications, such disapproval shall be accompanied by specific reasons for disapproval specifying the inconsistencies with the approved Working Drawings and Specifications and/or why a Design Problem exists and a detailed list of requested revisions. Any revision so reasonably requested by Landlord shall be incorporated by Tenant’s Architect into the Final Drawings and Specifications to the extent necessary to eliminate or correct any inconsistencies with the approved Working Drawings and Specifications or any Design Problems, with this procedure being repeated until the Landlord has approved the Final Drawings and Specifications. Tenant’s Architect shall submit a complete set of approved Final Drawings and Specifications (as same may have been modified as herein provided to incorporate Landlord’s suggested revisions) to the City of Irvine for all applicable building permits necessary to allow the TI Contractor to commence and fully complete the construction of the Tenant Improvements (the “Permits”), and, in connection therewith, Landlord shall coordinate with Tenant in order to allow Tenant, at its option, to take part in all phases of the permitting process. No material changes, modifications or alterations in the Final Drawings and Specifications may be made during the permitting process without the prior written consent of both Landlord and Tenant, which consent may not be unreasonably withheld, conditioned or delayed by either of them.

G.	Notwithstanding anything to the contrary herein or in the Lease, the costs associated with any ADA or other code compliance requirements of the Permits for upgrades or alterations to the exterior Common Areas of the Project (including, without limitation, the Project’s parking facility and all points of access into the 5241 California Building and the 5231 California Building) shall not be included in the cost of the Tenant Improvement Work (“Code Compliance Work”). Landlord shall be responsible for performing any Code Compliance Work that is imposed as a condition to Tenant’s ability to obtain the Permit for the construction of the Tenant Improvements, except where such requirements are imposed due to the unique nature of the Tenant Improvements or Change requested by Tenant (as opposed to general office improvements), in which case Tenant shall be responsible for the cost of any such Code Compliance Work as part of the Completion Cost.

H.	Within fifteen (15) days following the Landlord’s and Tenant’s final mutual approval of the Final Drawings and Specifications (as evidenced by their written acknowledgment thereof), Tenant and the TI Contractor shall complete their negotiation of the “Final Cost Proposal” and Landlord shall provide Tenant with a reasonably detailed line item summary of the items of Completion Cost incurred by Landlord prior to entering into the TI Contract (the “Design Period Costs”). For purposes of this Work Letter, the “Final Cost Proposal” shall consist of the final negotiated bid from the TI Contractor approved by Tenant. Following receipt of the approved Final Cost Proposal and the “Over-Allowance Amount” (as defined in Section II.D below) from Tenant, Landlord shall enter into a “lump sum” or “fixed price” construction contract with the TI Contractor for construction of the Tenant Improvements for a cost of work not to exceed the Final Cost Proposal approved by Tenant (the “TI Contract”), and shall commence the construction of the Tenant Improvements. Tenant shall have no obligation to pay for, nor shall any portion of the Landlord’s Contribution be paid for, the cost of any completion or performance bond relating to (nor any similar security for) the Tenant Improvement Work.

I.	The TI Contract shall contain, at a minimum, terms and provisions requiring that TI Contractor name Tenant as an additional insured on TI Contractor’s commercial general liability insurance policy and naming Tenant as an additional indemnitee with the same rights of the owner set forth in any indemnity contained therein, and as a third-party beneficiary with respect to any warranties contained therein; provided, however that Tenant will not interfere with Landlord’s enforcement of any such warranties during Landlord’s one (1) year warranty period as as long as Landlord is diligently pursuing enforcement of any such warranty. The TI Contract shall also require, to the extent negotiable, that Tenant be named as third-party beneficiaries under all construction and equipment warranties (including without limitation, any mechanical, electrical and plumbing equipment installed as part of the Tenant Improvements, which Landlord shall endeavor to obtain for a minimum warranty term of ten (10) years from the date of Substantial Completion of the Tenant Improvements as shall be directed by Tenant, with the right to enforce such warranties directly against the obligor named therein. The cost of causing the construction and equipment warranties to have terms in excess of one (1) year shall be at Tenant’s sole cost and expense; provided, however, that Tenant shall have sole discretion with respect to the decision to obtain any warranty exceeding a term of one (1) year if Tenant is to be liable for the cost thereof.

J.	As part of the cost of the Tenant Improvement Work, Landlord shall carry (or shall require the TI Contractor to carry) “Builder’s All Risk” insurance in an amount not less than the replacement cost of the Tenant Improvements, which shall cover the restoration of the Tenant Improvements in the event of any construction period casualty. Landlord’s failure to maintain (or to cause the TI Contractor to maintain) such insurance shall not affect Landlord’s obligation to complete the Tenant Improvement Work, nor result in Tenant’s obligation to incur any additional cost for the Tenant Improvements, which shall be completed without any increase in the “Over-Allowance Amount” payable by Tenant due to Landlord’s failure to so maintain such insurance. The TI Contractor and each of its subcontractors shall comply with Landlord’s requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord, prior to commencement of construction or the Tenant Improvement Work.

K.	A construction schedule shall be incorporated into the TI Contract approved by Tenant (the “Construction Schedule”), which shall include a period of at least ten (10) days prior to Substantial Completion for Tenant’s access to the 5231 California Premises in order to perform the “Tenant’s Fit-Out Work” (as defined in Section III.A below); and any updated Construction Schedule shall be provided to Tenant promptly following any construction meeting where a material change to such schedule is approved, and weekly progress updates shall be supplied during the construction of the Tenant Improvements.

L.	Prior to “Substantial Completion” (as defined in Section I.M below) of the Tenant Improvement Work, Landlord shall notify the TI Contractor, Tenant and Tenant’s Architect of the date and time of the inspection of the Tenant Improvement Work for purposes of determining whether the Tenant Improvement Work is Substantially Complete. Such scheduled date and time for the walk-through is referred to herein as the “Walk-Through Date.” Landlord, Tenant, Tenant’s Architect and the TI Contractor, shall meet at the 5231 California Premises or at the 5231 California Premises, as applicable, on the Walk-Through Date to determine whether the Tenant Improvement Work is Substantially Complete. If Tenant’s Representative is not available on the Walk-Through Date, Tenant shall notify Landlord of the same, in writing, at least two (2) days prior to the Walk-Through Date, in which case, the parties shall coordinate another date and time for the walk-through. Both Landlord and Tenant shall have the right to attend the walk-through inspections. If during the walk-through inspection of 5231 California Premises or the 5241 California Premises, Landlord and Tenant agree that the Tenant Improvement Work is Substantially Complete therein, then within two (2) business days following the Walk-Through Date associated with such walk-through inspection: (a) Landlord shall provide Tenant with a written list of those items of the Tenant Improvement Work that are in need of repair, or that have yet to be completed (the “Punch List”); provided, however, that any Punch List items shall be minor in nature, shall not materially impair Tenant’s use or occupancy of the 5231 California Premises or the 5241 California Premises, as applicable, and shall, in any case, be reasonably capable of completion within thirty (30) days after the applicable Walk-Through Date. Should Tenant disagree with any items on (or excluded from) the Punch List, Tenant shall notify Landlord, in writing, within two (2) business days following receipt of the proposed Punch List from Landlord, of such disagreement and Tenant’s proposed changes to the Punch List. If the parties are unable to agree upon the Punch List scope of work, then any such disagreement shall be resolved in accordance with Section IV of this Work Letter.

M.	Upon Substantial Completion of the Tenant Improvement Work, Landlord shall cause to be provided to Tenant (i) as-built drawings of the Tenant Improvements signed by the Tenant’s Architect, (ii) the final Punch List signed by Landlord, Tenant and the TI Contractor, (iii) the “Required Certificate” (as defined below) for the 5231 California Premises or the 5241 California Premises, as applicable, and (iv) those other items indicated on Schedule 3 to this Work Letter (collectively, the “Close-Out Package”). For purposes of this Work Letter and the Amendment to which it is attached, the Tenant Improvement Work shall be “Substantially Complete,” and “Substantial Completion” of the Tenant Improvement Work shall occur, upon the completion of construction of the Tenant Improvements in accordance with the Approved Working Drawings, with the exception of any minor Punch List items (which do not materially affect Tenant’s use and occupancy of the 5231 California Premises or of the 5241 California Premises, as applicable), and as evidenced by a temporary certificate of occupancy or its legal equivalent for the 5231 California Premises or for the 5241 California Premises, as applicable, to the extent required by the City of Irvine (the “Required Certificate”).

N.	Landlord shall cause the Tenant Improvement Work to be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws, the Americans with Disabilities Act (“ADA”) and all applicable governmental permit and code requirements. The Tenant Improvement Work shall be subject to inspection at all times by Tenant and its representatives.

O.	Tenant hereby designates Hector Hershberger (949-926-5348) (“Tenant’s Representative”) as its representative and authorized agent for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

P.	Tenant and Landlord shall hold regular meetings at a reasonable time (but in no event to be required more often than weekly), with the Tenant’s Architect and the TI Contractor regarding the progress of the preparation of Final Drawings and Specifications, the Final Cost Proposal and the construction of the Tenant Improvements, which shall be held at the 5231 California Premises during the construction of the Tenant Improvements, or as otherwise mutually agreed by Landlord and Tenant. Tenant’s Representative shall receive prior notice of, and shall have the right to attend, all such meetings. In addition, minutes shall be taken at all such meetings by Tenant’s Architect, and a copy of which minutes shall be promptly delivered by Tenant’s Architect to Tenant. One such meeting each month shall include the review of Contractor’s current request for payment.
II.	COST OF THE TENANT IMPROVEMENTS WORK
A.	Landlord shall provide to Tenant a tenant improvement allowance in the amount of One Million Three Hundred Forty-Six Thousand One Hundred Twelve Dollars ($ 1,346,112.00) (the “Landlord’s 5231 California Contribution”), based on $27.65 per usable square foot of the 5231 California Premises, towards the “Completion Cost” (as hereinafter defined) of the 5231 California Tenant Improvements, with any excess cost of the 5231 California Tenant Improvements to be borne solely by Tenant. If the actual Completion Cost of the 5231 California Tenant Improvements is less than the maximum amount provided for the Landlord’s 5231 California Contribution, then such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or debit. Landlord shall cause the TI Contractor to construct the 5231 California Tenant Improvements in a good and workmanlike manner substantially in accordance with the approved Working Drawings and Specifications therefor, and substantially in accordance with the approved Construction Schedule included in the TI Contract, subject only to Tenant Delays and any events of force majeure. Subject to Tenant’s payment obligations contained in Section II.D below, Landlord shall construct and complete the Tenant Improvement Work free of any mechanics and/or material-men’s liens.

B.	Landlord shall provide to Tenant a tenant improvement allowance in the amount of One Million One Hundred Ninety-Four Thousand Seven Hundred Five Dollars ($1,194,705.00) (the “Landlord’s 5241 California Contribution”), based on $24.54 per usable square foot of the 5241 California Premises, towards the “Completion Cost” (as hereinafter defined) of the 5241 California Tenant Improvements, with any excess cost of the 5241 California Tenant Improvements to be borne solely by Tenant. If the actual Completion Cost of the 5241 California Tenant Improvements is less than the maximum amount provided for the Landlord’s 5241 California Contribution, then such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or debit. Landlord shall cause the TI Contractor to construct the 5241 California Tenant Improvements in a good and workmanlike manner substantially in accordance with the approved Working Drawings and

Specifications therefor, and substantially in accordance with the approved Construction Schedule included in the TI Contract, subject only to Tenant Delays and any events of force majeure. Subject to Tenant’s payment obligations contained in Section II.D below, Landlord shall construct and complete the Tenant Improvement Work free of any mechanics and/or material-men’s liens.

C.	The “Completion Cost” shall mean the sum of the following costs incurred by Landlord toward the design, permitting and construction of the 5231 California Tenant Improvements and the 5241 California Tenant Improvements in accordance with the approved Working Drawings and Specifications therefor, including but not limited to the following: (i) payments made by Landlord to Tenant’s Architect (and any amount paid by Landlord to Tenant to reimburse Tenant for payments made to Tenant’s Architect) to prepare the Preliminary Plan, the Working Drawings and Specifications, and the Final Drawings and Specifications (and any revisions thereto), including Tenant’s Architect’s participation in any value engineering activities and in the design of any Changes requested by Tenant; (ii) the cost of any changes to the Final Drawings and Specifications required for the permits; (iii) payments made to the TI Contractor in accordance with the terms and conditions of the TI Contract and this Work Letter, for the construction of the Tenant Improvements, and all materials incorporated into the Tenant Improvement Work, including any work performed by the TI Contractor pursuant to any Change Orders requested by Tenant (the “TI Construction Costs”); (iv) TI Contractor’s profit and overhead, general conditions and insurance costs included in the TI Contract; (v) payments made to engineers, contractors, subcontractors and other third party consultants in the design and performance of the Tenant Improvement Work; (vi) permit fees and other sums paid to governmental agencies as required by or for the Permits; (vii) the “Landlord’s Construction Supervision Fee” (as hereinafter defined); (viii) the cost of Tenant’s security and cabling systems, in an amount not to exceed $2.50 per rentable square feet of the Premises; (ix) to the extent not obtained by the TI Contractor as part of the TI Construction Costs, the Builder’s Risk Insurance premium (as defined in Section I.I above); and (x) any sales and use taxes associated with any of the foregoing costs of the Tenant Improvement Work. Landlord shall receive a construction supervision fee for managing the work of the Tenant Improvements in the amount of two and one-half percent (2 1/2%) of the costs described in Subsections (ii) through (iv) above (the “Construction Management Fee”).

D.	Subject to the terms and conditions of this Work letter, Tenant shall be obligated to pay Landlord for any excess of the Completion Cost over the Landlord’s Contribution (the “Over-Allowance Amount”). When Tenant delivers the Final Cost Proposal to Landlord pursuant to Section I.H above, Tenant shall also deliver to Landlord the Over-Allowance Amount based on the Final Cost Proposal. Any increases in the Over-Allowance Amount resulting from any Changes requested or approved in advance by Tenant shall be delivered to Landlord within fifteen (15) days of Tenant’s receipt of an invoice for such portion of the Over-Allowance Amount from Landlord. Any unpaid remainder of the Over-Allowance Amount shall be due and payable within fifteen (15) days of Tenant’s receipt of an invoice for such portion of the Over-Allowance Amount, which invoice shall not be delivered by Landlord until all Punch List work associated with the Tenant Improvements is completed.
III.	TENANT’S FIT-OUT WORK AND TENANT DELAYS
A.	Provided that Tenant and its agents do not interfere with the TI Contractor’s work in the either the 5231 California Premises or in the 5241 California Premises, Landlord shall allow Tenant access to the 5231 California Premises and the 5241 California Premises as soon as is reasonably practicable, up to forty-five (45) days prior to the Substantial Completion of the Tenant Improvement Work therein, for the purpose of Tenant’s installation of Tenant’s equipment and fixtures (including Tenant’s data and telephone cabling); and Landlord shall cause the TI Contractor to provide Tenant with reasonable access to the 5231 California Premises and the 5241 California

Premises at least ten (10) days prior to Substantial Completion of the Tenant Improvement Work therein for the purpose of Tenant’s installation of Tenant’s furniture, trade fixtures and computer, telephone and office equipment (the “Tenant’s Fit-Out Work”). Prior to Tenant’s entry into the Premises as permitted by the terms of this Section III.A, Tenant shall submit a schedule to Landlord and the TI Contractor, for their approval (not to be unreasonably withheld, and subject to their reasonable cooperation in accommodating such access), which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or the Tenant Improvements, and against injury to any persons, caused by Tenant’s actions pursuant to this Section III.A. Landlord shall provide Tenant with reasonable access to and use of the elevators of the 5231 California Building and the 5241 California Building for the purpose of giving Tenant reasonable access for performing the Tenant’s Fit Out Work on the second floor thereof.

B.	Except as provided in this Section III.B, the Commencement Date for the 5231 California Premises shall occur as set forth in Section III.C(1) of this Amendment. To the extent there shall be a delay or there are delays in the Substantial Completion of the 5231 California Tenant Improvements or in the occurrence of any of the other conditions precedent to the Commencement Date for the 5231 California Premises, as set forth in this Amendment, as a direct or indirect, result of:
(i) a Preliminary Plan for the 5231 California Tenant Improvements is not approved (pursuant to the applicable provisions of Section I.B of this Work Letter) by January 1, 2011;
(ii) the final Drawings and Specifications for the 5231 California Tenant Improvements is not approved (pursuant to the applicable provisions of Section I.F of this Work Letter) by February 1, 2011;
(iii) the Permits for the 5231 California Tenant Improvements are not obtained by the Tenant’s Architect by March 1, 2011;
(iv) Tenant’s failure to comply with any deadlines for its response or approval contained in this Work Letter;
(v) A breach by Tenant of the terms of this Work Letter or the Lease;
(vi) Changes in any of the Final Drawings and Specifications requested by Tenant or because the same do not comply with Applicable Laws;
(vii) Tenant’s requirement for materials, components, finishes or improvements as part of the Final Drawings and Specifications (or any Change thereto) which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvement Work;
(viii) Alterations to the Building Structure required by the Final Drawings and Specifications, which are approved by Landlord; or
(ix) Any other acts or omissions of Tenant, or its agents, or employees, which are not cured within two (2) business days following Tenant’s receipt of notice from Landlord that such other acts or omissions are delaying, or are reasonably likely to delay, the Substantial Completion of the 5231 California Tenant Improvements;
then such delay or delays shall be known collectively as “Tenant Delays”; provided, however, Tenant Delays shall not include any such delays to the extent caused by Landlord or Landlord’s agents. In the event of any such Tenant Delays, then notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the 5231 California Tenant Improvements, the Commencement Date for the 5231 California Premises shall be deemed to be the date on which such Commencement Date would have occurred but for the Tenant Delays (but not earlier than June 1, 2011).
IV.	DISPUTE RESOLUTION
A.	All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, with such arbitration to be held in Orange County, California, unless the parties mutually agree otherwise. Within 10 business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within 5 business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than 2 arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter. Any arbitration pursuant to this section shall be decided within 30 days of submission to JAMS. The decision of the arbitrator shall be final and binding on the parties. All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

B.	Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

C.	The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law. The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be expressly provided in the Lease.

Schedule 2
Pre-Approved Engineers
1.     TKSC
2.     K-l

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Schedule 3
Close-Out Package Checklist
Construction Project Close-out Checklist
date
project name, location
BRCM PM Name
PAR #, date
general contractor name
general contractor contact info

	Date	Stored
Item	Received	Location
1. Directories and Logs
Project Directory (vendor names and contact information)
Subcontractor Directory (sub-vendor names and contact information)
Signed Punch List
Submittal Log

2. As-Built CAD Disks/Drawings
Final Architectural As-Built Drawings
Electrical As-Builts
Life Safety As-Builts
HVAC As-Builts
Plumbing As-Builts
Fire Sprinklers As-Builts

3. Signed Job Cards (Permits)
Architectural
Mechanical/Electrical/Plumbing
Life Safety — Fire Dept

4. Occupancy
Temporary Certificate of Occupancy (if required)
Certificate of Occupancy (if required)

5. Warranty Letters
General Contractor
Millwork
Interior Glazing (& Glass Doors)
Drywall
Acoustical Ceiling
Carpet
Resilient Flooring & Base
Painting
Toilet Partitions
Fire Extinguishers
Appliances
Window Treatment
Decorative Film
Fire Sprinklers
Plumbing

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	Date	Stored
Item	Received	Location
HVAC
Electrical
Life Safety

6. Operations & Maintenance Manuals
Millwork
Interior Glazing (& Glass Doors)
Carpet
Resilient Flooring & Base
Toilet Partitions
Fire Extinguishers
Appliances
Window Treatment
Decorative Film
Fire Sprinklers
Plumbing (& Compressed Air)
HVAC
Electrical
Life Safety

7. Commissioning Reports
HVAC
Electrical
Life Safety
Plumbing (& Compressed Air)
Air Balance Report
Other

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September 20, 2010
Mr. Kenneth Skierski
Broadcom Corporation
5300 California Avenue
Irvine, California 92619

RE: Lease Amendment —	Broadcom Corporation 5231 California, Suite 100 Irvine, California 92617
Dear Ken:
Enclosed for your records is a fully-executed Third Amendment to Lease for the above-referenced Premises.
Should you have any questions regarding the day-to-day operations of the building or services available at University Research Park, please call your property manager, Chris Mansour, at (949) 720-2446 or do not hesitate to call me at (949) 720-2230.
The Irvine Company LLC is pleased Broadcom Corporation selected University Research Park for their office needs. We look forward to a mutually beneficial business relationship with Broadcom Corporation for many years to come.
Sincerely,

Michael S. Hodges
Senior Leasing Director
Lic. 01027655
The Irvine Realty Company
As agent for Landlord
:kb
c: Chris Mansour, Property Manager
Enclosure
Lease ID: 223799
111 Innovation Drive, Irvine, CA 92617 949.720.2550

FULLY-EXECUTED
FOURTH AMENDMENT TO LEASE
(5251 California — Suite 150)
I. PARTIES AND DATE.
     This Fourth Amendment to Lease (the “Amendment”) dated and effective as of November 15, 2010, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and BROADCOM CORPORATION, a California corporation (“Tenant”).
II. RECITALS.
     On October 31, 2007, Landlord and Tenant entered into a lease (the “Original Lease”) for all of the rentable space (approximately 63,440 rentable square feet) in the building located at 5211 California, Irvine, California (the “5211 California Premises”), which lease was amended by a First Amendment to Lease dated November 12, 2008 (the “First Amendment”) wherein Landlord leased to Tenant all of the rentable space (approximately 53,840 rentable square feet) in the building located at 5241 California Avenue (the “5241 California Premises”) as part of the Premises subject to the Lease, by a Second Amendment to Lease dated July 21, 2010 (the “Second Amendment”) wherein Landlord leased to Tenant approximately 14,336 rentable square feet of space in a building located at 5251 California Avenue (the “5251 California Premises”) as part of the Premises subject to the Lease, and by a Third Amendment to Lease dated September 14, 2010 (the “Third Amendment”) wherein Landlord leased to Tenant all of the rentable space (approximately 53,840 rentable square feet) in the building located at 5231 California Avenue (the “5231 California Premises”) as part of the Premises subject to the Lease, resulting in the aggregate rentable area of the Premises leased by Tenant comprising approximately 185,456 rentable square feet. The Original Lease, as so amended, is referred to herein as the “Lease”.
     Landlord and Tenant each desire to further modify the Lease to add approximately 2,021 rentable square feet of space commonly known as “Suite 150” on the first floor of the “5251 California Building” (as hereinafter defined), as an additional “Suite” leased by Tenant in the 5251 California Building, which space is more particularly described on Exhibit A attached to this Amendment and herein referred to as the “5251 California Expansion Space”, to adjust the Basic Rent and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.
III. MODIFICATIONS.
     A. Premises. From and after the “Commencement Date for the 5251 California Expansion Space” (as hereinafter defined), and during the “5251 California Expansion Term” (as hereinafter defined), the 5251 California Expansion Space, together with the 5231 California Premises, the 5211 California Premises, the 5241 California Premises and, during the “5251 Premises Term” (as defined in the Second Amendment), the 5251 California Premises, shall collectively constitute the “Premises” under the Lease.
     B. Building. All references to the “Building” in the Lease shall be amended to refer, collectively, to (a) those three (3) buildings located at 5211 California (the “5211 California Building”), 5231 California (the “5231 California Building”) and at 5241 California (the “5241 California Building”), Irvine, California, and (b) during that portion of the Lease Term commencing on the Commencement Date for the 5251 Premises until the later to expire of the 5251 Premises Term or the 5251 California Expansion Term, a fourth (4th) building located at 5251 California (the “5251 California Building”). Notwithstanding the collective definition of the term “Building,” the provisions of the Lease providing Landlord and Tenant with certain rights and obligations pursuant to Tenant’s leasing of the entire “Building” shall apply to each of the 5211 California Building, the 5241 California Building or the 5231 California Building (or any other building of the Project that is entirely leased by Tenant as part of the “Building” from time to time), individually; and the incorporation of the 5251 California Building in the “Building” pursuant to this Amendment shall not effectively modify any of the Landlord’s or Tenant’s rights under the Lease relating to Tenant’s leasing of any or all of the 5211 California Building, the 5241 California Building or the 5231 California Building in their entirety (or any other building of the Project that is entirely leased by Tenant as part of the “Building” from time to time), or which might otherwise be

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affected as a result of Tenant leasing space in the Building that consists of less than the entire Building (including, for example, but not limited to, Tenant’s exclusive signage rights, any gross up protections, the limitation on Landlord’s management fee and subleasing rights conditioned on its leasing the entire Building); and for purposes of this Amendment, any rights of Tenant conditioned on its leasing the entire Building shall be retained by Tenant as to the 5211 California Building, the 5241 California Building and the 5231 California Building (and as to any other building of the Project that may be leased in its entirety by Tenant and incorporated into the “Building” during the 5251 Premises Term or during the 5251 California Expansion Term), and shall be modified so that such rights are modified only with respect to Tenant’s leasehold interest in the 5251 California Building and only for the duration of the later to expire of the 5251 Premises Term or the 5251 California Expansion Term.
     C. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:
1. Item 4 is hereby amended by adding the following:
“Commencement Date for the 5251 California Expansion Space” shall mean the date of Landlord’s tender of exclusive possession of the 5251 California Expansion Space to Tenant, free of all prior occupants and their property, but not sooner than January 1, 2011. Within thirty (30) days following the Commencement Date for the 5251 California Expansion Space, the parties shall document such date by a written memorandum on a form provided by Landlord (the “5251 California Expansion Space Commencement Date Notice”). Tenant’s failure to execute such Notice within ten (10) days following its receipt thereof from Landlord shall not affect the validity of Landlord’s correct determination of the Commencement Date set forth in the applicable Notice. The acknowledgments by Tenant contained in the second, third and fourth sentences of Section 2.2 of the Lease shall be applicable and binding with respect to Tenant’s lease of the 5251 California Expansion Space. As of the Commencement Date for the 5251 California Expansion Space, Tenant shall be conclusively deemed to have accepted that the 5251 California Expansion Space is in satisfactory condition and in conformity with the provisions of the Lease, subject to Landlord’s warranty in Section III.D of this Amendment below, and without affecting Landlord’s and Tenant’s respective obligations under Article VII of the Lease, as modified by this Amendment.”
2. Item 5 is hereby amended by adding the following:
“Term as to the 5251 California Expansion Space:
The Term as to the 5251 California Expansion Space (the “5251 Expansion Space Term”) shall expire on October 31, 2011, subject to Landlord’s “Recapture Right” and Tenant’s “Termination Right” (as such terms are defined in the Second Amendment to this Lease, as modified by this Amendment).”
3. Item 6 is hereby amended by adding the following:
“Basic Rent for the 5251 California Expansion Space: Commencing on the Commencement Date for the 5251 California Expansion Space, the Basic Rent for the 5251 California Expansion Space shall be Two Thousand Eight Hundred Twenty-Nine Dollars ($2,829.00) per month, based on $1.40 per rentable square foot.”

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4. Effective as of the Commencement Date for the 5251 California Expansion Space, Item 8 shall be deleted in its entirety and substituted therefor shall be the following:
“8. Floor Area of Premises: Approximately 187,477 rentable square feet, comprised of the following:
5211 California Premises — approximately 63,440 rentable square feet
5231 California Premises — approximately 53,840 rentable square feet
5241 California Premises — approximately 53,840 rentable square feet
5251 California Premises — approximately 14,336 rentable square feet
5251 California Expansion Space — approximately 2,021 rentable square feet”
5. Effective as of the Commencement Date for the 5251 California Premises, Item 15 shall be deleted in its entirety and substituted therefor shall be the following:
“15. Vehicle Parking Spaces: Six Hundred Forty-Three (643); provided that during the 5251 Premises Term, Tenant shall be entitled to an additional forty-eight (48) vehicle parking spaces, and during the 5251 Expansion Space Term, Tenant shall be entitled to an additional seven (7) vehicle parking spaces.”
     D. Condition of 5251 California Expansion Space. The warranty on the part of Landlord contained in Section 2.4 of the Lease shall be applicable and binding on Landlord as to the 5251 California Expansion Space as of the Commencement Date for the 5251 California Expansion Space. Provided Tenant shall notify Landlord of a non-compliance with such warranty obligation on or before sixty (60) days following the Commencement Date for the 5251 California Expansion Space, then Landlord shall promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s cost and expense.
     E. Right to Extend the Lease. The parties confirm and agree that Tenant’s right to extend the Lease contained in Section 3.4 of the Lease shall not be applicable as to the 5251 California Expansion Space.
     F. Operating Expenses. Section 4.2 of the Lease is modified solely with respect to the 5251 California Expansion Space as follows:
1. Effective as of the Commencement Date for the 5251 California Expansion Space and only for the duration of the 5251 Expansion Space Term, “Tenant’s Share” of “Operating Expenses” (as those terms are defined in Section 4.2 of the Lease) for the 5251 California Expansion Space only shall be determined by multiplying the cost of Operating Expenses items by a fraction, the numerator of which is the Floor Area of the 5251 California Expansion Space and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) the 5251 California Building for expenses determined by Landlord to benefit or relate substantially to the 5251 California Building exclusively, rather than the 5251 California Building and one or more additional buildings of the Project, and (ii) the 5251 California Building and one or more additional buildings of the Project, for expenses determined by Landlord to benefit or relate substantially to 5251 California Building and one or more additional buildings of the Project rather than the 5251 California Building exclusively.
2. Notwithstanding Section 4.2(b) of the Lease, in lieu of a separate written estimate of Tenant’s Share of Operating Expenses for the 5251 California Expansion Space, the parties agree that estimated amount of Tenant’s Share of Operating Expenses for the 5251 California Expansion Space during the Expense Recovery Period ended June 30, 2011 shall be One Thousand One Hundred Ninety Two and 39/100 Dollars ($1,192.39) per month, based on $0.59 per rentable square foot, subject to reconciliation of such Operating Expenses in accordance with Section 4.2(c) of the Lease.

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3. The management fee payable under the Lease for the 5251 California Expansion Space during the 5251 Expansion Space Term shall be 3.25% of total rent (including Basic Rent and Operating Expenses) payable under the Lease for the 5251 California Expansion Space. Notwithstanding anything to the contrary in Section 4.2(g) of the Lease, the inclusion of the 5251 California Expansion Space in the Building shall not allow Landlord to (a) modify the two percent (2%) management fee payable under the Lease for the 5211 California Premises, the 5241 California Premises or for the 5231 California Premises (nor for any other building of the Project that may be leased in its entirety by Tenant and incorporated into the Building during the 5251 Premises Term or during the 5251 Expansion Space Term, for so long as Tenant is maintaining all “Building Systems” in such portions of the Building as provided in said Section 4.2(g)), nor (b) gross up the Operating Expenses of the 5251 California Building nor any other portion of the Building.
     G. Signs. Effective as of the Commencement Date for the 5251 California Expansion Space and for the duration of the 5251 Expansion Space Term, the following provisions shall be added as an additional paragraph at the end of Section 5.2 of the Lease (and the 5251 California Premises signage provisions added to the Lease by previous amendment are hereby modified to reflect the following additional signage rights of Tenant in the 5251 California Building during the 5251 Expansion Space Term):
“Provided Tenant has not sublet substantially the entire 5251 California Expansion Space (except pursuant to a “Permitted Transfer” as defined in the Lease), effective as of the Commencement Date for the 5251 California Expansion Space and for the duration of the 5251 Expansion Space Term, in addition to the signage granted to Tenant pursuant to Section 5.2 of the Lease, as amended, Tenant shall have the non-exclusive right to lobby directory signage in the first floor lobby of the 5251 California Building for the Suite, and Suite entry signage for the 5251 California Expansion Space, subject to Landlord’s right of prior approval that such signage is in compliance with the “Signage Criteria” (as defined in said Section 5.2). Tenant’s signage rights for the 5251 California Expansion Space shall be subject to terms and restrictions of this Section 5.2 set forth above.”
     H. Applicability of Certain Sections. Effective as of the Commencement Date for the 5251 California Expansion Space and for the duration of the 5251 Expansion Space Term only, the following Sections of the Second Amendment shall be applicable to, and binding with respect to, the 5251 California Expansion Space as well as to the 5251 California Premises: III.H Utilities and Services; III.I Tenant’s Maintenance and Repair; III.J Landlord’s Maintenance and Repair; III.K Landlord’s Recapture Right; III.L Tenant’s Termination Right; and III.M Representation and Warranty.
     I. Broker’s Commission. Article XVIII of the Lease is amended to provide that the parties recognize Irvine Realty Company (“Landlord’s Broker”) as the broker representing Landlord in connection with the negotiation of this Amendment, and that no broker has represented Tenant in connection with the negotiation of this Amendment. Landlord shall be responsible for the payment of a brokerage commission to Landlord’s Broker. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.
     J. Acceptance of the 5251 California Expansion Space. Subject to Landlord’s warranty in Section III.D of this Amendment above, Tenant acknowledges that the lease of the 5251 California Expansion Space pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part as to improvements whatsoever, except that Landlord shall paint and carpet the 5251 California Expansion Space at its sole cost and expense prior to the Commencement Date for the 5251 California Expansion Space.

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IV. GENERAL.
     A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.
     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.
     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.
     D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
     E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, Tenant represents that each individual executing this Amendment for the corporation or partnership is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.
V. EXECUTION.
     Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC a Delaware limited liability company		BROADCOM CORPORATION, a California corporation

By	/s/ Steven M. Case	By	/s/ Kenneth E. Venner
	Steven M. Case Executive Vice President Office Properties		Kenneth E. Venner, Senior Vice President Corporate Services and CIO

By	/s/ Holly McManus	By	/s/ Eric K. Brandt
	Holly McManus, Vice President Operations, Office Properties		Eric K. Brandt, Executive Vice President and Chief Financial Officer

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EXHIBIT A
5251 California Expansion Space

First Floor
EXHIBIT A

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